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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-8 of our report dated February 7, 1996, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts-UPS" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 24, 1997